United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 8.01  Other Events

On August 27, 2015, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release commenting on certain matters in response to letter received from a shareholder. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. A copy of this press release is furnished herewith as Exhibit 99.1.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Board nominees to be proposed by the Company.  THE COMPANY WILL FILE WITH THE SEC AND DISTRIBUTE TO STOCKHOLDERS A DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE COMPANY’S 2015 ANNUAL MEETING OF STOCKHOLDERS.  THE COMPANY STRONGLY ADVISES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  THE COMPANY’S PROXY STATEMENT, AS FILED, AND ANY FURTHER AMENDMENTS, SUPPLEMENTS OR OTHER RELEVANT PROXY SOLICITATION DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV, OR BY CONTACTING INVESTOR RELATIONS, Ethan Allen Interiors, INC., P.O. Box 1966, Danbury, CT 06813-1966.

Certain Information Concerning Participants

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the election of directors. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock will be set forth in the definitive proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which will be filed with the SEC.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the election, by reading the definitive proxy statement and other relevant documents regarding the election filed with the SEC.  Investors should read the definitive proxy statement carefully when it becomes available before making any voting decisions.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated August 27, 2015

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ETHAN ALLEN INTERIORS, INC.

Date: August 27, 2015	By:	/s/ Eric D. Koster
Eric D. Koster Vice President, General Counsel and Secretary

3.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated August 27, 2015

4.